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AT&T Reports Industry-Leading Wireless Postpaid Churn,
1.2 Million Wireless Net Adds and Strong Demand for
 Strategic Business Services in First-Quarter Results

Expected Cost Synergies from DIRECTV Transaction
  Increased Significantly to $2.5 billion

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$0.61 diluted earnings per share in the first quarter compared to $0.70 diluted EPS in the year-ago quarter. Excluding significant items, EPS was $0.63 versus $0.71 a year ago. The year-earlier quarter includes about 3 cents of EPS from divested assets

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First-quarter consolidated revenues of $32.6 billion, up 0.3 percent versus the year-earlier period and up 1.2 percent when adjusting for the sale of Connecticut wireline properties; wireline business and total revenue growth impacted by foreign exchange

•	Strategic business services revenues of $2.6 billion up 15.4 percent when adjusted for the Connecticut wireline sale; now 32 percent of total wireline business revenues
•	Wireless operating income margin of 24.5 percent for the first quarter; adjusted EBITDA service margin of 45.3 percent
•	Full-year standalone guidance on track

Strong Wireless Subscriber Gains and Continued Wireline Consumer Revenue Growth
•	About 1.2 million branded smartphones added to base, including 700,000 prepaid
•	1.2 million total wireless net adds, including 441,000 postpaid and 684,000 connected cars
•	AT&T's best-ever first-quarter wireless postpaid churn of 1.02 percent
•	Wireline consumer revenues of $5.7 billion with adjusted revenues up 2.1 percent versus the year-earlier period
•	Stabilizing margins
Note: AT&T's first-quarter earnings conference call will be broadcast live via the Internet at 4:30 p.m. ET on Wednesday, April 22, 2015, at www.att.com/investor.relations.

DALLAS, April 22, 2015 — AT&T Inc. (NYSE:T) today reported solid first-quarter results with strong wireless net adds, best-ever first-quarter postpaid churn and strong demand for strategic business services.
"The first quarter was a significant step in a transformative year for AT&T" said Randall Stephenson, AT&T chairman and CEO. "The repositioning of our wireless customer base to no-device-subsidy plans drove industry-leading postpaid churn. IP technologies continue to transform our wireline operations, expand our broadband base and drive strong demand for strategic business services. Plus, we established a good foothold in the Mexican wireless market with our acquisition of Iusacell and we are on track to close our acquisition of Nextel's Mexico operations shortly. This, along with our expectation that we'll gain final approval of the DIRECTV deal in the second quarter, adds to our confidence that we're on track to be a very different company uniquely positioned for growth."
First-Quarter Financial Results
For the quarter ended March 31, 2015, AT&T's consolidated revenues totaled $32.6 billion, up 0.3 percent versus the year-earlier period. When excluding the divested Connecticut wireline properties, revenues were up 1.2 percent. Compared with results for the first quarter of 2014, operating expenses were $27.1 billion versus $26.2 billion; operating income was $5.5 billion versus $6.3 billion; and operating income margin was 16.7 percent versus 19.3 percent. When adjusting for employee separation and merger and integration-related expenses, operating expenses were $26.6 billion, compared to $26.1 billion in the year-ago quarter; operating income was $6.0 billion versus $6.4 billion a year ago; and operating income margin was 18.5 percent versus 19.6 percent a year ago.
First-quarter 2015 net income attributable to AT&T totaled $3.2 billion, or $0.61 per diluted share, compared to net income of $3.7 billion, or $0.70 per diluted share in the year-ago quarter. Adjusting for $0.03 for voluntary employee separations, $0.04 for merger and integration-related expenses, and a $0.05 gain from a tax item, earnings per share was $0.63 compared to an adjusted $0.71 in the year-ago quarter, which included about 3 cents of EPS from since divested assets.
Cash from operating activities totaled $6.7 billion in the first quarter and capital expenditures totaled $4.0 billion. Free cash flow — cash from operating activities minus capital expenditures — totaled $2.8 billion.
DIRECTV Transaction Update
The company still expects the acquisition of DIRECTV to close in the second quarter of this year. The company now expects cost synergies from this transaction to reach at least $2.5 billion on an annual run rate by year three after closing. This is an increase from $1.6 billion that was expected at the time the deal was announced last year.
WIRELESS OPERATIONAL HIGHLIGHTS
In the first quarter, the company continued to reposition its wireless postpaid smartphone base with no-device-subsidy AT&T Next and Mobile Share ValueSM plans while also expanding growth opportunities in areas such as tablets and connected devices. Highlights included:

Equipment Revenues Increase More Than 36 Percent. Total wireless revenues were up 1.8 percent year over year to $18.2 billion. Wireless equipment revenues increased 36.1 percent to $3.4 billion, as more customers chose equipment installment and bring-your-own-device plans versus subsidized devices. Wireless service revenues were down 3.7 percent to $14.8 billion, reflecting continued customer growth of Mobile Share Value plans partially offset by increased revenues from Cricket. First-quarter wireless operating expenses totaled $13.7 billion, up 7.2 percent versus the year-earlier quarter, largely due to higher equipment costs and costs associated with the company's acquisition of Leap Wireless. Wireless operating income was $4.4 billion, down 12.0 percent year over year largely due to the success of Mobile Share Value plans.
Postpaid Phone with Next ARPU Grows Sequentially for Third Straight Quarter. The continued adoption of AT&T Next and Mobile Share Value plans is reflected in a year-over-year reduction in postpaid service ARPU (average revenues per user). The first quarter marked the one-year anniversary of the introduction of Mobile Share Value plans. Phone-only postpaid ARPU decreased 9.6 percent versus the year-earlier quarter. Phone-only postpaid ARPU with AT&T Next monthly billings decreased 1.9 percent year over year but increased 0.4 percent sequentially, even with pressure from accounting for new RolloverSM Data plans. As customers upgrade on AT&T Next, phone-only ARPU with AT&T Next monthly billings is expected to continue to increase.
Industry-Leading Postpaid Churn. Postpaid churn was AT&T's best-ever first quarter at 1.02 percent. This compares to 1.07 percent in the year-ago quarter. About 95 percent of AT&T's total postpaid base is on Mobile Share, AT&T Family Talk® or business plans. Churn for these plans is significantly lower than for other postpaid subscribers.
Connected Cars and Tablets Drive Subscriber Growth. In the first quarter, the company reclassified connected device subscribers to include session-based tablets, which were previously reported as prepaid subscribers. Prepaid subscribers will now essentially include only phone activity. In the first quarter, AT&T posted a net increase in total wireless subscribers of 1.2 million, led by gains in postpaid and connected devices. The company added 441,000 postpaid subscribers and had 945,000 connected device net adds, including 684,000 connected cars. Prepaid gained 98,000 subscribers, primarily due to continued growth in Cricket's smartphone base. The company also lost 266,000 reseller subscribers, primarily due to losses in low-end subscribers. Total branded smartphone net adds (both postpaid and prepaid) were about 1.2 million. The company had 711,000 postpaid tablet net adds in the quarter.
Customers Continue Shift to No-Device-Subsidy Model. The company had 6.2 million postpaid smartphone gross adds and upgrades in the quarter. Sales on AT&T Next also increased during the quarter as nearly two-thirds, or 65 percent, of all postpaid smartphone gross adds and upgrades chose AT&T Next. The company also had 313,000 bring-your-own-device gross adds. That means 70 percent of smartphone transactions in the quarter were non-subsidy. AT&T added more than 500,000 postpaid smartphones in the first quarter. More than 30 percent of the postpaid smartphone base is on AT&T Next, with about 62 percent, or 35.4 million, of postpaid smartphone subscribers on no-device-subsidy Mobile Share Value plans. At the end of the quarter, 84 percent, or 57.2 million, of AT&T's postpaid phone subscribers had smartphones. Smartphones accounted for about 94 percent of phone sales during the quarter. AT&T's ARPU for smartphones is about twice that of non-smartphone subscribers. At the end of the first quarter, 80 percent of AT&T's postpaid smartphone customers had an LTE-capable device.

Mobile Share Value Plans Continue to Grow. AT&T continues to reposition the customer experience with attractive Mobile Share Value pricing for customers who choose to transition from the traditional device subsidy model. The number of Mobile Share accounts was up more than 70 percent year over year to reach 19.4 million with an average of about three devices per account. Mobile Share plans, including Mobile Share Value, now represent almost 56 million connections, or more than 70 percent of postpaid subscribers. At the end of the first quarter, about half of Mobile Share accounts had 10 gigabyte or larger data plans. In total, about 87 percent of postpaid smartphone subscribers are on usage-based data plans (tiered data, Mobile Share and other plans).
Cricket Operations Impact Margins. As expected, wireless margins were impacted by strong adoption of Mobile Share Value plans and Cricket operational results. AT&T's reported first-quarter wireless operating income margin was 24.5 percent, versus 28.3 percent in the year-earlier quarter. Wireless EBITDA margin was 35.8 percent compared to 39.1 percent in the first quarter of 2014. (EBITDA margin is operating income before depreciation and amortization, divided by total wireless revenues.) When adjusting for wireless integration costs, AT&T's wireless EBITDA margin was 36.9 percent compared to 39.2 percent in the first quarter of 2014 and wireless EBITDA service margin was 45.3 percent compared to 45.5 percent in the year-ago quarter. (EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.)
WIRELINE OPERATIONAL HIGHLIGHTS
Strong demand for strategic business services and continued consumer gains led AT&T's wireline results. Highlights included:
Wireline Margins Flat. Total first-quarter wireline revenues were $14.1 billion, down 3.1 percent versus the year-earlier quarter. When adjusting for the fourth-quarter 2014 sale of the company's Connecticut wireline operations, revenues were down 1.2 percent year over year. Total adjusted U-verse revenues grew 20.3 percent year over year. First-quarter wireline operating expenses were $12.7 billion, down 3.1 percent versus the first quarter of 2014. AT&T's wireline operating income totaled $1.4 billion, down 3.5 percent versus the first quarter of 2014. First-quarter wireline operating income margin was 10.0 percent, the same as the year-earlier quarter with IP revenue growth and cost efficiencies offsetting TV content cost pressure, declines in legacy services and non-cash benefit expenses.
Strategic Business Services Nearly One-Third of Wireline Business Revenues. Total revenues from business customers were $8.3 billion, down 4.4 percent versus the year-earlier quarter. When adjusting for the sale of the company's Connecticut wireline properties, total revenues declined 3.3 percent year over year. Additionally, when adjusting for exiting select low-margin wholesale businesses and the impact of foreign exchange, total wireline business revenues would have declined 1.7 percent. Overall, declines in legacy products were partially offset by continued double-digit growth in strategic business services. Revenues from these services, the next-generation capabilities that lead AT&T's most advanced business solutions — including VPNs, Ethernet, cloud, hosting, IP conferencing, voice over IP, MIS over Ethernet, U-verse and security services — grew 14.8 percent versus the year-earlier quarter and grew 15.4 percent when adjusting for the sale of Connecticut wireline properties. These services represent an annualized revenue stream of more than $10 billion and were nearly one-third of wireline business revenues in the first quarter. During the quarter, the company also added 27,000 U-verse IP broadband business subscribers.

U-verse Drives Solid Consumer Revenue Growth. Revenues from residential customers totaled $5.7 billion. When adjusted for the sale of the Connecticut wireline operations, revenue growth was 2.1 percent. Continued strong growth in consumer IP data services in the first quarter more than offset lower revenues from legacy voice and data products. U-verse, which includes high speed Internet, TV and voice over IP, now represents 69 percent of wireline consumer revenues, up from 59 percent in the year-earlier quarter. Adjusted consumer U-verse revenues grew 19 percent year over year.
Broadband Subscribers Increase. U-verse IP Internet had a first-quarter net gain of 440,000 subscribers, for a total of 12.6 million. Overall, total wireline broadband subscribers increased by 69,000 in the quarter. Total U-verse IP broadband subscribers now represent nearly 80 percent of all wireline broadband subscribers. U-verse TV added 50,000 subscribers in the first quarter. More than 97 percent of AT&T's video customers subscribe to bundled services. ARPU for U-verse triple-play customers continues to be more than $170. At the end of the quarter, U-verse TV penetration was about 22 percent and U-verse broadband penetration was about 21 percent.

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About AT&T
AT&T Inc. (NYSE:T) helps millions of people and businesses around the globe stay connected through leading wireless, high-speed Internet, voice and cloud-based services. We're helping people mobilize their worlds with state-of-the-art communications, entertainment services and amazing innovations like connected cars and devices for homes, offices and points in between. Our U.S. wireless network offers customers the nation's strongest LTE signal and the nation's most reliable 4G LTE network. We offer the best global wireless coverage. We're improving how our customers stay entertained and informed with AT&T U-verse® TV and High Speed Internet services. And businesses worldwide are serving their customers better with AT&T's mobility and highly secure cloud solutions.

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Reliability and signal strength claims based on nationwide carriers' LTE. Signal strength claim based ONLY on avg. LTE signal strength. LTE not available everywhere. Global coverage claim based on offering voice and data roaming in more countries than any other U.S. based carrier, and offering the most wireless smartphones and tablets that work in the most countries.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This presentation may contain certain non-GAAP financial measures Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations.
NOTE: EBITDA is defined as operating income before depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.
NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.
NOTE: Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculations of Adjusted diluted EPS, as presented, may differ from similarly titled measures reported by other companies.